Exhibit 99.1
Revance Reports Third Quarter 2020 Financial Results and Provides Corporate Update

- Conference call and webcast today at 4:30 p.m. ET -

NEWARK, Calif., November 9, 2020 - Revance Therapeutics, Inc. (Nasdaq: RVNC), a biotechnology company focused on innovative aesthetic and therapeutic offerings, today reported financial results for the quarter ended September 30, 2020, and provided a corporate update.

Third Quarter 2020 and Subsequent Updates

Revance Aesthetics

•Company’s First Commercial Quarter – Successfully Launched Prestige Aesthetics Portfolio with the RHA® Collection of Dermal Fillers and HintMD Platform. In August, Revance announced that the company’s field force was established and would begin introducing its prestige Revance Aesthetics portfolio. In September, Revance began selling the RHA® Collection of dermal fillers and the HintMD financial technology (fintech) platform in select accounts in the U.S., with initial launch activities generating $3.0 million in revenues in the third quarter.

•Due to COVID-Related Travel Restrictions, Required Inspection of the Revance Manufacturing Site by the U.S. Food and Drug Administration (FDA) has Not Been Scheduled. Today, Revance disclosed that, with 16 days left before its Prescription Drug User Fee Act (PDUFA) action date of November 25, 2020, the FDA has not scheduled a manufacturing site inspection related to the company’s Biologics License Application (BLA) for DaxibotulinumtoxinA for Injection in the treatment of moderate to severe glabellar (frown) lines. The FDA has indicated that an inspection of the Newark, Calif. manufacturing site will be required prior to approval. Revance continues to work proactively with the FDA to secure an inspection at the earliest possible time.

•Announced Two Peer-Reviewed Publications Reporting Safety and Efficacy Results from the SAKURA 3 Open-Label Safety Study in Dermatologic Surgery. In August, Revance announced the publication of two separate peer-reviewed articles in Dermatologic Surgery, the official journal of the American Society for Dermatologic Surgery (ASDS). The two peer-reviewed publications reported efficacy data as well as detailed safety results from the SAKURA 3 Phase 3 open-label, long-term safety study.

•Presented Three New Abstracts Evaluating DaxibotulinumtoxinA for Injection and Two ePosters Evaluating the RHA® Collection During the American Society for Dermatologic Surgery (ASDS) Virtual Annual Meeting. In October, Revance presented three new abstracts and two ePoster results at the American Society for Dermatologic Surgery (ASDS) Virtual Annual Meeting. Presented data showcased novel findings from the SAKURA Phase 3 program evaluating DaxibotulinumtoxinA for Injection for the treatment of moderate or severe glabellar (frown) lines, as well as a 4-week interim analysis from the Phase 2a open-label study for the treatment of moderate to severe lateral canthal lines (LCL), commonly known as crow’s feet lines. The ePosters focused on the unique properties of the RHA® Collection of hyaluronic acid-based dermal fillers.

Revance Therapeutics

•Announced Positive Results from ASPEN-1 Phase 3 Trial of DaxibotulinumtoxinA for Injection in Cervical Dystonia. In October, Revance announced positive topline results from its ASPEN-1 Phase 3 randomized, double-blind, placebo-controlled, parallel group clinical trial for its investigational drug candidate DaxibotulinumtoxinA for Injection for the treatment of cervical dystonia, a chronic and debilitating neurologic condition affecting the muscles of the neck. This pivotal study, which enrolled a total of 301 subjects at 60 sites in the U.S., Canada and Europe, met the primary and secondary endpoints for both 125- and 250-Unit doses with high statistical significance. The 125-Unit dose delivered a median duration of 24 weeks. The drug was generally safe and well-tolerated at both doses, with an encouraging safety profile.

•Reported Topline Results from Phase 2 Plantar Fasciitis Trial. Today, Revance reported results from its Phase 2 prospective, randomized, double-blind, multi-center, placebo-controlled trial evaluating the safety and efficacy for two doses of DaxibotulinumtoxinA for Injection for the treatment of plantar fasciitis. Although both doses demonstrated pain relief on the Numeric Pain Rating Scale that was numerically greater from the baseline than placebo, neither was statistically significant. As such, Revance will focus its efforts on indications for muscle movement and pain disorder indications where the use of neuromodulators is well-established.

“The third quarter of 2020 marked a significant milestone in the company’s history as Revance successfully transitioned to a fully integrated commercial enterprise. I am very pleased with the positive, early market feedback on our RHA® Collection of dermal fillers and HintMD fintech platform. We have assembled a portfolio of differentiated and unique assets for our aesthetics franchise and we believe we have the right commercial team and strategy for success,” said Mark Foley, President and CEO.

“During the quarter, we also announced positive Phase 3 results from our ASPEN-1 study in cervical dystonia, which lays the foundation for the creation of a strong therapeutics franchise. While we were disappointed with the results from our Phase 2 plantar fasciitis trial, this was an opportunistic indication where there are no FDA approved pharmacological treatments. We will now primarily focus our therapeutic efforts on established neuromodulator indications, including muscle movement disorders where our ASPEN-1 results are a source of confidence. As such, we look forward to announcing topline results from our JUNIPER Phase 2 upper limb spasticity trial in the first quarter of 2021.”

“Finally, today, we shared that the FDA has not yet scheduled a site inspection at our Newark, CA manufacturing facility as part of our BLA submission. We understand this is due to COVID-19-related travel restrictions at the Agency. While there is still time for an inspection to take place before our PDUFA date of November 25th, and though the company continues to work proactively with the Agency, we felt it was appropriate to provide an update. Importantly, should the anticipated approval of DaxibotulinumtoxinA for Injection in glabellar lines be delayed, we believe that Revance is in a strong position, both commercially and financially, to weather any near-term change in timing. Just as importantly, we remain confident in the strength of our BLA submission for DaxibotulinumtoxinA for Injection in the treatment of glabellar lines.”

Financial Highlights

Cash, cash equivalents and short-term investments as of September 30, 2020 were $435.8 million.

Revenue for the quarter ended September 30, 2020 was $3.8 million compared to $46 thousand for the same period in 2019. Revenue for the nine months ended September 30, 2020 was $4.2 million compared to $0.3 million for the same period in 2019. For the quarter ended September 30, 2020, product revenue was $2.8 million, service revenue from the HintMD platform was $0.2 million and collaboration revenue was $0.8 million.

Research and development expenses for the three and nine months ended September 30, 2020 were $29.1 million and $96.0 million compared to $25.9 million and $75.4 million for the same periods in 2019, respectively. The increase in research and development expenses were primarily due to pre-commercial manufacturing, quality, the inclusion of HintMD for the first time, and inspection activities related to DaxibotulinumtoxinA for Injection.

Selling, general and administrative expenses for the three and nine months ended September 30, 2020 were $48.2 million and $99.0 million compared to $16.7 million and $43.2 million for the same periods in 2019, respectively. The increase in selling, general and administrative expenses is primarily due to increased costs related to selling and marketing expenses related to the launch the RHA® Collection and HintMD platform service offerings, pre-commercial activities for DaxibotulinumtoxinA for Injection, HintMD transaction and integration costs, and personnel and infrastructure build-out.

Total operating expenses for the three and nine months ended September 30, 2020 were $81.0 million and $199.4 million compared to $42.6 million and $118.6 million for the same periods in 2019, respectively. Stock-based compensation for the three and nine months ended September 30, 2020 was $10.7 million and $24.6 million, respectively. When excluding costs of revenue, depreciation and amortization, stock-based compensation, and non-cash in-process research and development, total operating expenses for the three and nine months ended September 30, 2020 were $65.4 million and $156.6 million, respectively.

Net loss for the three and nine months ended September 30, 2020 was $81.3 million and $203.8 million compared to $41.4 million and $114.1 million for the same periods in 2019, respectively.

Near-Term Milestone Expectations

Aesthetics:
•PDUFA date of November 25, 2020, for potential FDA approval of DaxibotulinumtoxinA for Injection in the treatment of moderate to severe glabellar (frown) lines. However, this timing may be delayed as the FDA has not yet scheduled a site inspection at our Newark, CA manufacturing facility as part of our BLA submission.
•Topline results from Phase 2 open-label, dose-escalation study of DaxibotulinumtoxinA for Injection in upper facial lines expected in December 2020.

Therapeutics:
•Topline results from JUNIPER Phase 2 placebo-controlled, dose-ranging study of DaxibotulinumtoxinA for Injection in upper limb spasticity expected first quarter 2021.
•Topline results from the companion ASPEN-OLS Phase 3 open-label, long-term safety trial, expected in 2021.

2020 Financial Outlook

Revance expects GAAP (U.S. generally accepted accounting principles, or GAAP) operating expense to be $285 to $295 million and non-GAAP operating expense, which excludes costs of revenue, depreciation and amortization, stock-based compensation, and non-cash in-process research and development costs, to be in the range of $220 to $230 million. With multiple clinical programs underway, along with regulatory and pre-commercial manufacturing activities, Revance anticipates 2020 non-GAAP, non-HintMD related research and development expense to be $95 to $100 million. With current cash and equivalents, management projects that the company is funded into 2023.

Conference Call

Individuals interested in listening to the conference call may do so by dialing (855) 453-3827 for domestic callers, or (484) 756-4301 for international callers and reference conference ID: 4467177; or from the webcast link in the investor relations section of the company’s website at: www.revance.com. A replay of the call will be available beginning November 9, 2020 at 4:30 p.m. PT/7:30 p.m. ET to November 10, 2020 at 4:30 p.m. PT/7:30 p.m. ET. To access the replay, dial (855) 859-2056 or (404) 537-3406 and reference conference ID: 4467177.

The live webcast can be accessed https://edge.media-server.com/mmc/p/tdbm83r6 and will be available in the investor relations section on the company's website for 30 days following the completion of the call. In light of reduced call center resources during this time of required social-distancing, Revance requests that listeners who do not plan on participating in the question and answer session listen to the live webcast rather than dialing in by phone.

About Revance Therapeutics, Inc.

Revance Therapeutics, Inc. is a biotechnology company focused on innovative aesthetic and therapeutic offerings, including its next-generation neuromodulator product, DaxibotulinumtoxinA for Injection. DaxibotulinumtoxinA for Injection combines a proprietary stabilizing peptide excipient with a highly purified botulinum toxin that does not contain human or animal-based components. Revance has successfully completed a Phase 3 program for DaxibotulinumtoxinA for Injection in glabellar (frown) lines and is pursuing U.S. regulatory approval in 2020. Revance is also evaluating DaxibotulinumtoxinA for Injection in the full upper face, including glabellar lines, forehead lines and crow’s feet, as well as in three therapeutic indications - cervical dystonia, plantar fasciitis and adult upper limb spasticity. To accompany DaxibotulinumtoxinA for Injection, Revance owns a unique portfolio of premium products and services for U.S. aesthetics practices, including the exclusive U.S. distribution rights to the RHA® Collection of dermal fillers, the first and only range of FDA-approved fillers for correction of dynamic facial wrinkles and folds, and the HintMD fintech platform, which includes integrated smart payment, subscription and loyalty digital services. Revance has also partnered with Mylan N.V. to develop a biosimilar to BOTOX®, which would compete in the existing short-acting neuromodulator marketplace. Revance is dedicated to making a difference by transforming patient experiences. For more information or to join our team visit us at www.revance.com.

“Revance Therapeutics” and the Revance logo are registered trademarks of Revance Therapeutics, Inc.
RHA resilient hyaluronic acid® and RHA® are trademarks of TEOXANE SA.
BOTOX® is a registered trademark of Allergan, Inc.

Forward-Looking Statements
Any statements in this press release that are not statements of historical fact, including statements related to Revance’s financial outlook, milestone expectations, expected cash runway and financial performance; statements about our ability to obtain, and the timing relating to, regulatory approval with respect to our drug product candidates, including with respect to the anticipated approval of DaxibotulinumtoxinA for Injection in glabellar lines and the expected PDUFA date; the rate and degree of commercial acceptance, opportunity and growth potential of Teoxane’s RHA® Collection of dermal fillers and the HintMD payments platform, and our product candidates, if approved; the process and timing of, and ability to complete, the current and anticipated future clinical development of our product candidates; the initiation, design, enrollment, submission, timing and results of our clinical studies, including the near-term milestone expectations described above; development of a biosimilar to BOTOX®; statements about our business strategy, timeline and other goals and market for our anticipated products, plans and prospects, including our commercialization plans; and potential benefits of our drug product candidates and our technologies, including the RHA® Collection of dermal fillers and HintMD fintech platform, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, events, circumstances or achievements reflected in the forward-looking statements will ever be achieved or occur.
Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations. These risks and uncertainties relate, but are not limited to: the results, timing, costs, and completion of our research and development activities and regulatory approvals, including the potential delay in the anticipated PDUFA target action date for DaxibotulinumtoxinA for Injection for the treatment of glabellar lines due to COVID-19-related policies and travel restrictions currently in place at the FDA; the impact of the COVID-19 pandemic on our manufacturing operations, supply chain, end user demand for our products, commercialization efforts, business operations, clinical trials and other aspects of our business; our ability to manufacture supplies for our product candidates and to acquire supplies of the RHA® Collection of dermal fillers; the uncertain clinical development process, including the risk that the top-line results from the ASPEN-1 trial are based on our preliminary analysis of key efficacy and safety data, the fact that such data may change following a more comprehensive review of the data related to the clinical trial and such top-line data may not accurately reflect the complete results of the trial, and the FDA may not agree with our interpretation of such results; the risk that clinical trials may not have an effective design or generate positive results; the applicability of clinical study results to actual outcomes; our ability to obtain regulatory approval of our drug product candidates; whether the HintMD acquisition and Teoxane agreement will provide the anticipated economic and other benefits; the rate and degree of commercial acceptance and the market, size and growth potential of the RHA® Collection of dermal fillers, the HintMD payments platform and our drug product candidates, if approved; our ability to successfully commercialize the RHA® Collection of dermal fillers, the HintMD payments platform and our drug product candidates, if approved, and the timing and cost of commercialization activities; our ability to develop sales and marketing capabilities; the status of commercial collaborations; our ability to obtain funding for our operations; our ability to continue obtaining and maintaining intellectual property protection for our drug product candidates; and our financial performance, including future revenue, expenses and capital requirements. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in our periodic filings with the Securities and Exchange Commission (SEC), including factors described in the section entitled "Risks Factors" on our Form 10-Q filed with the SEC on August 6, 2020 and in our future filings with the SEC, including, without limitation, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, expected to be filed with the SEC on November 9, 2020. The forward-looking statements in this press release speak only as of the date hereof. We disclaim any obligation to update these forward-looking statements.
Use of Non-GAAP Financial Measures

Revance has presented certain non-GAAP financial measures in this release. This release and the reconciliation tables included herein include total non-GAAP operating expense and non-GAAP R&D expense, both of which exclude costs of revenue, depreciation and amortization, stock-based compensation, and non-cash in-process research and development costs. Revance excludes costs of revenue, depreciation and amortization, stock-based compensation, and non-cash in-process research and development costs because management believes the exclusion of these items is helpful to investors to evaluate Revance's recurring operational performance. Revance management uses these non-GAAP financial measures to monitor and evaluate its operating results and trends on an on-going basis, and internally for operating, budgeting and financial planning purposes. The non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.

Certain non-GAAP measures included in this report were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. The company is unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because the company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items include costs of revenue, depreciation and amortization, stock-based compensation, and non-cash in-process research and development costs. The unavailable information could have a significant impact on the company’s GAAP financial results.
###

Investors
Revance Therapeutics, Inc.:
Jeanie Herbert, 714-325-3584
jherbert@revance.com
or
Gilmartin Group, LLC.:
Laurence Watts, 619-916-7620
laurence@gilmartinir.com

Media
Revance Therapeutics, Inc.:
Sara Fahy, 949-887-4476
sfahy@revance.com
or
General Media:
Y&R:
Jenifer Slaw, 347-971-0906
jenifer.slaw@YR.com
or
Trade Media:
Nadine Tosk, 504-453-8344
nadinepr@gmail.com

Source: Revance Therapeutics, Inc.

REVANCE THERAPEUTICS, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	September 30,	December 31,
	2020	2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$339,439	$171,160
Short-term investments	96,392	118,955
Accounts and other receivable	2,585	—
Inventories	3,976	—
Prepaid expenses and other current assets	7,713	6,487
Total current assets	450,105	296,602
Property and equipment, net	14,843	14,755
Goodwill	144,505	—
Intangible assets, net	74,849	—
Operating lease right of use assets	25,446	26,531
Restricted cash	1,245	730
Other non-current assets	1,154	1,669
TOTAL ASSETS	$712,147	$340,287
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$7,860	$8,010
Accruals and other current liabilities	37,659	18,636
Deferred revenue, current portion	10,931	7,911
Operating lease liabilities, current portion	4,040	3,470
Derivative liability	3,163	2,952
Total current liabilities	63,653	40,979
Convertible senior notes	177,377	—
Deferred revenue, net of current portion	74,811	47,948
Operating lease liabilities, net of current portion	23,453	25,870
TOTAL LIABILITIES	339,294	114,797
STOCKHOLDERS’ EQUITY
Convertible preferred stock, par value $0.001 per share — 5,000,000 shares authorized, and no shares issued and outstanding as of September 30, 2020 and December 31, 2019	—	—
Common stock, par value $0.001 per share — 95,000,000 shares authorized both as of September 30, 2020 and December 31, 2019; 66,587,713 and 52,374,735 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	67	52
Additional paid-in capital	1,420,770	1,069,639
Accumulated other comprehensive income	—	3
Accumulated deficit	(1,047,984)	(844,204)
TOTAL STOCKHOLDERS’ EQUITY	372,853	225,490
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$712,147	$340,287

REVANCE THERAPEUTICS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue:
Product revenue	$2,819	$—	$2,868	$—
Collaboration revenue	808	46	1,116	324
Service revenue	208	—	208	—
Total revenue	3,835	46	4,192	324
Operating expenses:
Cost of product revenue (exclusive of amortization)	1,081	—	1,102	—
Cost of service revenue (exclusive of amortization)	4	—	4	—
Research and development	29,130	25,847	96,027	75,368
Selling, general and administrative	48,183	16,739	99,013	43,245
Amortization	2,565	—	3,239	—
Total operating expenses	80,963	42,586	199,385	118,613
Loss from operations	(77,128)	(42,540)	(195,193)	(118,289)
Interest income	413	1,329	2,868	4,495
Interest expense	(4,334)	—	(10,738)	—
Changes in fair value of derivative liability	(62)	(68)	(211)	(139)
Other expense, net	(146)	(130)	(406)	(170)
Loss before income taxes	(81,257)	(41,409)	(203,680)	(114,103)
Income tax provision	—	—	(100)	—
Net loss	(81,257)	(41,409)	(203,780)	(114,103)
Unrealized gain (loss) and adjustment on securities included in net loss	(117)	(74)	(3)	50
Comprehensive loss	$(81,374)	$(41,483)	$(203,783)	$(114,053)
Basic and diluted net loss	$(81,257)	$(41,409)	$(203,780)	$(114,103)
Basic and diluted net loss per share	$(1.34)	$(0.96)	$(3.62)	$(2.67)
Basic and diluted weighted-average number of shares used in computing net loss per share	60,526,740	43,314,831	56,233,093	42,730,983

REVANCE THERAPEUTICS, INC.
Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense
(In thousands)
(Unaudited)

	Three Months Ended	Nine Months Ended
	September 30, 2020	September 30, 2020
Operating expense:
GAAP operating expense	$80,963	$199,385
Adjustments:
In-process research and development	—	(11,184)
Stock-based compensation	(10,677)	(24,574)
Depreciation and amortization	(3,779)	(5,931)
Costs of revenue (exclusive of amortization)	(1,085)	(1,106)
Non-GAAP operating expense	$65,422	$156,590